EXHIBIT 3.1

Exhibit

RESTATED ARTICLES OF INCORPORATION

OF

SUNSET ISLAND GROUP, INC.

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The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Colorado relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE. (NAME)

The name of the corporation is: SUNSET ISLAND GROUP, INC.

ARTICLE TWO. (PURPOSES)

The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America, and without limiting the generality of the foregoing, specifically:

I. (OMNIBUS). To have to exercise all the powers now or hereafter conferred by the laws of the State of Colorado upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. (CARRYING ON BUSINESS OUTSIDE STATE). To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III. (PURPOSES TO BE CONSTRUED AS POWERS). The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE THREE. (REVERSE) On August 24, 2016 the Company’s majority shareholder and directors approved a reserve split of its common stock equal to 1 for 10,000. No fractional shares were issued and fractional shares were rounded up. The Company’s authorized was not affected by the reverse.

ARTICLE FOUR. (CAPITAL STOCK)

The corporation shall have authority to issue an aggregate of FORTY-TW0 MILLION (42,000,000) shares of stock, par value ONE MILL ($0.0001) per share divided into two (2) classes of stock as follows:

a) Non-Assessable Common Stock: Twenty-Seven Million (27,000,000) shares of Common stock, Par Value One Mill ($0.0001) per share, and b) Preferred Stock: Fifteen Million (15,000,000) shares of Preferred stock, Par Value One Mill ($0.0001) per share.

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All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any un-issued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporations capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value. Holders of the corporation’s Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

ARTICLE FIVE. (ASSESSMENT OF STOCK).

The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SIX. RESERVED.

ARTICLE SEVEN. RESERVED.

ARTICLE EIGHT. (PERIOD OF EXISTENCE).

The period of existence of the Corporation shall be perpetual.

ARTICLE NINE. (BY-LAWS).

The Board of Directors shall adopt the initial Bylaws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new Bylaws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the Bylaws.

ARTICLE TEN. (STOCKHOLDERS MEETINGS).

Meetings of stockholders shall be held at such place within or without the State of Colorado as may be provided by the Bylaws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. (CONTRACTS OF CORPORATION).

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

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ARTICLE TWELVE. (LIABILITY OF DIRECTORS AND OFFICERS).

No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Colorado Revised Statutes.

IN WITNESS WHEREOF, The undersigned has hereunto affixed his/her signature at San Clemente, CA, this 30th day of November, 2018.

/s/ Valerie Baugher

Valerie Baugher

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CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES A PREFERRED STOCK

of

SUNSET ISLAND GROUP, INC.

Sunset Island Group, Inc. a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

Designation. The designation of this series, which consists of 7,500,000 shares of Series A Convertible Preferred Stock, is the Series A Preferred Stock (the “Series A Preferred Stock”) and the face amount shall be $0.0001 per share (the “Face Amount”).

II. RANK

All shares of the Series A Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III. LIQUIDATION PREFERENCE

The Series A Preferred shall have no liquidation preference over any other class of stock.

IV. VOTING RIGHTS

Except to the extent otherwise required by applicable Law, each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

V. DIVIDEND RIGHTS

In the event that any cash dividend on the Common Stock is declared by the Board, the Board shall simultaneously declare a dividend for each share of Series A Preferred Stock in an amount equal to the product of (i) the per share dividend declared and to be paid in respect of each share of Common Stock and (ii) the amount of common stock the Series A Preferred Stock is convertible into under Section VI in effect at the close of business on the date immediately prior to the record date for such dividend, with such dividend to be payable on the same payment date established by the Board for the payment of such dividend to the holders of Common Stock. The record date for any such dividend shall be the record date for the applicable dividend on the Common Stock, and any such dividend shall be payable with respect to each share of Series A Preferred Stock to the Holder to whom such share is registered, as reflected on the stock register of the Corporation, at the close of business on the applicable record date.

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VI. CONVERISON RIGHTS

Each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at a rate equal to 1 Series A share for 10 shares of the Common Stock. However, any common stock received as part of the conversion shall be restricted for 36 months from the date of conversion,

VII. AMENDEMENTS

The Certificate of Incorporation of the Company or this designation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Participating Preferred Stock voting separately as a class.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 18th Day of April 2017.

Sunset Island Group, Inc.

By:	/s/ Valerie Baugher
Name:	Valerie Baugher
Title:	Director

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CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES B PREFERRED STOCK

of

SUNSET ISLAND GROUP, INC.

Sunset Island Group, Inc. a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT; PURPOSE

Designation. The designation of this series, which consists of 8,000,000 shares of Series B Convertible Preferred Stock, is the Series B Preferred Stock (the “Series B Preferred Stock”) and the face amount shall be $1.00 per share (the “Face Amount”).

Purpose. The Series B Preferred shall be used to convert the debt and for capital raising purposes.

II. RANK

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III. LIQUIDATION PREFERENCE

The Series B Preferred shall have no liquidation preference over any other class of stock.

IV. VOTING RIGHTS

The Series B Preferred shall no voting rights except as required by law.

V. DIVIDEND RIGHTS

The Series B Preferred Stock shall receive a cash dividend of $200 per pound that the Company harvested from its cultivation operations. The dividend shall be paid quarterly.

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VI. CONVERISON RIGHTS

Series B Preferred may not be converted into common stock.

VII. AMENDEMENTS

The Certificate of Incorporation of the Company or this designation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Participating Preferred Stock voting separately as a class.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 7th Day of September 2017.

Sunset Island Group, Inc.

By:	/s/ TJ Magallanes
Name:	TJ Magallanes
Title:	Director

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CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES C PREFERRED STOCK

of

SUNSET ISLAND GROUP, INC.

Sunset Island Group, Inc. a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

Designation. The designation of this series, which consists of 500,000 shares of Series C Convertible Preferred Stock, is the Series C Preferred Stock (the “Series C Preferred Stock”) and the face amount shall be $0.0001 per share (the “Face Amount”).

II. RANK

All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series C Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III. LIQUIDATION PREFERENCE

The Series C Preferred shall have no liquidation preference over any other class of stock.

IV. VOTING RIGHTS

Except to the extent otherwise required by applicable Law, each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

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V. DIVIDEND RIGHTS

In the event that any cash dividend on the Common Stock is declared by the Board, the Board shall simultaneously declare a dividend for each share of Series C Preferred Stock in an amount equal to the product of (i) the per share dividend declared and to be paid in respect of each share of Common Stock and (ii) the amount of common stock the Series C Preferred Stock is convertible into under Section VI in effect at the close of business on the date immediately prior to the record date for such dividend, with such dividend to be payable on the same payment date established by the Board for the payment of such dividend to the holders of Common Stock. The record date for any such dividend shall be the record date for the applicable dividend on the Common Stock, and any such dividend shall be payable with respect to each share of Series C Preferred Stock to the Holder to whom such share is registered, as reflected on the stock register of the Corporation, at the close of business on the applicable record date.

VI. CONVERISON RIGHTS

Each holder of shares of Series C Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series C Preferred Stock into fully paid and nonassessable shares of Common Stock at a rate equal to 1 Series C share for 10 shares of the Common Stock.

VII. AMENDEMENTS

The Certificate of Incorporation of the Company or this designation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Participating Preferred Stock voting separately as a class.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 30th Day of November 2018.

Sunset Island Group, Inc.

By:	/s/ Valerie Baugher
Name:	Valerie Baugher
Title:	Director

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